Exhibit 99.1

Soluna Reports Q2’25 Results

Steady gross margin, continued improvement in Three Month Adjusted EBITDA of +$2.3 million since Q3 2024, and energized Dorothy 2

ALBANY, NY, August 15, 2025 - Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its financial results for the second quarter ended June 30, 2025.

“Second quarter results demonstrate continued Adjusted EBITDA improvement and margin strength in our operating sites. In Q2, we also welcomed our first customers into Project Dorothy 2, the expansion of our first major site in Texas. We rebuilt our capital raising toolkit, secured our first at-the-market offering issuance, and prepared for a successful equity offering in July. We expanded our partnership with Spring Lane Capital to help launch our next flagship data center, Project Kati. We are now focused on scale,” said John Belizaire, CEO of Soluna Holdings.

“We are pleased to report the fourth quarter in a row of Adjusted EBITDA growth, improving by 25.5% ($0.4M) in Q2 over the prior quarter amidst market softness in Hashprice, while maintaining a steady 19% gross margin,” said John Tunison, CFO of Soluna.

Q2 2025 Operational and Corporate Highlights:

●	Project Kati Land Secured and Subsequently Closed $20M to Launch 35 MW Kati 1 – Soluna has secured land and $20M in funding from Spring Lane Capital to begin construction on Kati 1, the first 35 MW phase of our 166 MW wind-powered data center. Construction is expected to begin in Q3, with initial energization targeted for early 2026.

●	Expanded Hosting Deployments with Key Customers – Increased deployments of existing partners Blockware, Compass Mining, and other Top-tier Miners, as Dorothy 1 space became available and Dorothy 2 came online, deepening relationships with some of the industry’s most established miners.

●	Project Dorothy 2 Construction On Track – All three building phases progressing on schedule, with full energization anticipated in Q4.

●	295 MW of New Projects Launched in Q2, Including Our First Solar-Powered Data Center – Including wind-powered Projects Hedy and Ellen, and solar-powered Project Annie. We believe these additions mark a major step in scaling Renewable Computing and diversifying our energy mix across Texas.

●	Increased Power Pipeline to 2.8 GW of Long-Term Capacity – With 2.8 GW of long-term clean energy capacity in our pipeline, Soluna anticipates that it will be positioned to meet the rising demand for sustainable computing infrastructure at scale.

Second Quarter Finance and Operations Highlights:

●	Net loss for the three months declined Q2 2024 to Q2 2025 by ($1.4 million) – driven by the above-mentioned Revenue, Gross Profit and SG&A drivers with a $2.9 million increase in Operating Loss, increased by $1.3 million combined higher Interest, Tax and Other Expenses which include consent fees to Preferred B holder and Kati wind farm loss generation fee offset by the prior year loss on convertible debt and warrant revaluation for $5.6 million.

●	Adjusted EBITDA improved $0.4 million from Q1 2025 to Q2 2025, primarily driven by a steady 19% gross margin, controlling expenses, and no significant interconnection outages. This resilient progress was despite headwinds from average Hashprice declining by 5% to $51, dampening profit sharing.

●	Adjusted EBITDA declined ($3.0 million) from Q2 2024 to Q2 2025, driven primarily by Bitcoin halving in April 2024 and Hashprice volatility ($0.6M) from fewer machines online and efficiency at Dorothy 1B. Professional fees were higher ($0.2M), including legal costs related to the Standby Equity Purchase Agreement and compliance costs.

In connection with our successful ATM raise and related fundraising, we incurred ($255) thousand of consent fees paid to the Series B Preferred stockholder. As part of securing land for Project Kati, we incurred ($291) thousand fees for lost power generation on the wind farm.

●	Gross profit for our operating sites in Soluna Digital remained steady compared to the prior quarter Q1 2025, Q2 2025 reported strong cost discipline and gross margin stability, despite a ($0.3M) decline in Demand Response Service gross profit from exiting the seasonally higher winter pricing period.

●	Revenue for Q2 2025 is $6.2 million, a Net Decline of $3.5 million for the three months Year-over-year. Four factors drove the decrease. Bitcoin halving and subsequent Hashprice volatility ($2.0 million), the change in commercial model mix to more Profit Sharing (fully offset by decline in cost of revenue by ($0.8 million) for no Gross Profit impact), lower Prop Mining volume related to site availability and miner efficiency ($0.6 million), and lower Demand Response Services driven by increased participation rate within ERCOT ($0.1 million).

●	Revenue Generation Poised for Growth – We expect Revenue to stabilize and grow as we continue to commission additional MW of Bitcoin Hosting capacity over the next two years, related to Dorothy 2 and Kati 1, as illustrated in the recently published 2025 Earnings Power Presentation.

●	Robust Cash Reserves – Quarter-end unrestricted cash was $9.9 million, a $2.0 million rise since December 31, 2024.

●	General and administrative expenses were flat year-over-year and improved from the prior quarter. Strong cost discipline has enabled these costs to be contained even as site development continues to grow substantially.

Q2 2025 Revenue & Cost of Revenue by Project Site

Q2 2024 Revenue & Cost of Revenue by Project Site

The audited financial statements and Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2025, are available online.

Our current Investor Presentation can be found here.

Our 2025 Earnings Power Presentation can be found here.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including the completion of Projects Kati 1, Dorothy 2, Hedy, Ellen, and Annie, and the closing of the land purchase for Project Kati, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements about the Company or its business. Soluna may also make written or oral forward-looking statements in its periodic reports to the SEC , in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

Non-GAAP Measures

In addition to figures prepared in accordance with generally accepted accounting principles (“GAAP”), Soluna from time to time may present alternative non-GAAP performance measures, e.g., EBITDA, adjusted EBITDA, adjusted net profit/loss, adjusted earnings per share, free cash flow, both on a company basis and on a project-level basis, among others. EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation costs, provision for credit losses, loss on sale of fixed assets, impairment on fixed assets, fair value adjustment on Standby Equity Purchase Agreement draws, and loss (gain) on debt extinguishment and revaluation, net. Project-level measures may not take into account a full allocation of corporate expenses. These measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Alternative performance measures are not subject to GAAP or any other generally accepted accounting principles. Other companies may define these terms in different ways. See our annual report on Form 10-K for the year ended December 31, 2024, for an explanation of how management uses these measures in evaluating its operations. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

John Tunison

Chief Financial Officer

Soluna Holdings, Inc.

ir@soluna.io

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2025 (Unaudited) and December 31, 2024

(Dollars in thousands, except per share)	June 30, 2025	December 31, 2024
Assets
Current Assets:
Cash	$9,878	$7,843
Restricted cash	2,215	1,150
Accounts receivable, net (allowance for expected credit losses of $244 at June 30, 2025 and December 31, 2024)	2,649	2,693
Prepaid expenses and other current assets	2,236	1,781
Equipment held for sale	-	28
Total Current Assets	16,978	13,495
Restricted cash, noncurrent	3,060	1,460
Other assets	1,107	2,724
Deposits and credits on equipment	1,046	5,145
Property, plant and equipment, net	56,521	47,283
Intangible assets, net	12,957	17,620
Operating lease right-of-use assets	283	313
Total Assets	$91,952	$88,040

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,942	$2,840
Accrued liabilities	5,934	6,785
Accrued interest payable	3,286	2,275
Contract liability	19,348	20,015
Current portion of debt	13,255	14,444
Income tax payable	62	37
Customer deposits	1,962	1,416
Operating lease liability	63	61
Total Current Liabilities	47,852	47,873

Other liabilities	333	235
Long-term debt	10,021	7,061
Operating lease liability	220	252
Deferred tax liability, net	4,207	5,257
Total Liabilities	62,633	60,678

Commitments and Contingencies (Note 10)

Stockholders’ Equity:
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, $25.00 liquidation preference; authorized 6,040,000; 4,953,545 shares issued and outstanding as of June 30, 2025 and December 31, 2024	5	5
Series B Preferred Stock, par value $0.0001 per share, authorized 187,500; 62,500 shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—

Common stock, par value $0.001 per share, authorized 75,000,000; 19,095,863 shares issued and 19,055,122 shares outstanding as of June 30, 2025 and 10,647,761 shares issued and 10,607,020 shares outstanding as of December 31, 2024	19	11
Additional paid-in capital	323,557	315,607
Accumulated deficit	(329,242)	(314,304)
Common stock in treasury, at cost, 40,741 shares at June 30, 2025 and December 31, 2024	(13,798)	(13,798)
Total Soluna Holdings, Inc. Stockholders’ (Deficit) Equity	(19,459)	(12,479)
Non-Controlling Interest	48,778	39,841
Total Stockholders’ Equity	29,319	27,362
Total Liabilities and Stockholders’ Equity	$91,952	$88,040

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

For the Three and Six Months Ended June 30, 2025 and 2024

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share)	2025	2024	2025	2024

Cryptocurrency mining revenue	$2,861	$4,484	$5,860	$10,880
Data hosting revenue	3,136	4,898	5,538	10,176
Demand response service revenue	161	293	668	1,168
High-performance computing service revenue	-	-	28	-
Total revenue	6,158	9,675	12,094	22,224
Operating costs:
Cost of cryptocurrency mining revenue, exclusive of depreciation	1,767	1,883	3,721	3,724
Cost of data hosting revenue, exclusive of depreciation	1,617	2,176	2,945	4,427
Cost of high-performance computing services	-	-	7	-
Cost of cryptocurrency mining revenue- depreciation	1,074	1,065	2,147	2,152
Cost of data hosting revenue- depreciation	512	441	913	877

Total costs of revenue	4,970	5,565	9,733	11,180
Operating expenses:
General and administrative expenses, exclusive of depreciation and amortization	5,397	5,382	11,344	9,378
Depreciation and amortization associated with general and administrative expenses	2,403	2,403	4,807	4,805
Total general and administrative expenses	7,800	7,785	16,151	14,183
Impairment on fixed assets	12	-	12	130
Operating loss	(6,624)	(3,675)	(13,802)	(3,269)
Interest expense	(1,196)	(449)	(2,034)	(873)
(Loss) gain on debt extinguishment and revaluation, net	-	(5,600)	551	(8,698)
Loss on sale of fixed assets	(22)	(21)	(22)	(21)
Other expense, net	(546)	(49)	(860)	(25)
Loss before income taxes	(8,388)	(9,794)	(16,167)	(12,886)
Income tax benefit, net	608	649	1,033	1,197
Net loss	(7,780)	(9,145)	(15,134)	(11,689)
(Less) Net (loss) income attributable to non-controlling interest	(398)	1,728	(196)	4,438
Net loss attributable to Soluna Holdings, Inc.	$(7,382)	$(10,873)	$(14,938)	$(16,127)

Basic and Diluted loss per common share:
Basic & Diluted loss per share	$(0.69)	$(2.97)	$(1.55)	$(5.68)

Weighted average shares outstanding (Basic and Diluted)	14,991,125	4,563,696	13,473,983	3,683,558

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2025 and 2024

	Six Months Ended June 30,
(Dollars in thousands)	2025	2024
Operating Activities
Net loss	$(15,134)	$(11,689)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,121	3,091
Amortization expense	4,746	4,743
Stock-based compensation	3,789	2,029
Deferred income taxes	(1,051)	(1,259)
Impairment on fixed assets	12	130
Provision for credit losses	-	244
Amortization of operating lease asset	30	122
(Gain) loss on debt extinguishment and revaluation, net	(551)	8,698
Amortization of deferred financing costs and discount on notes	338	59
SEPA fair value revaluation	118	-
Loss on sale of fixed assets	22	21
Changes in operating assets and liabilities:
Accounts receivable	44	(486)
Prepaid expenses and other current assets	(455)	(10,767)
Other long-term assets	1,607	1
Accounts payable	1,102	353
Contract liability	(667)	-
Operating lease liabilities	(30)	(123)
Other liabilities and customer deposits	644	(404)
Accrued liabilities and interest payable	1,042	1,764
Net cash used in operating activities	(1,273)	(3,473)
Investing Activities
Purchases of property, plant and equipment	(12,365)	(278)
Purchases of intangible assets	(83)	(64)
Proceeds from sale of property, plant and equipment	-	215
Deposits on equipment, net	4,099	(2,096)
Net cash used in investing activities	(8,349)	(2,223)
Financing Activities
Proceeds from common stock warrant exercises	-	2,304
Proceeds from sale of common stock on SEPA	2,005	-
Proceeds from notes	5,269	13,220
Proceeds from sale of common stock on ATM	2,178	-
Payments on notes and deferred financing costs	(3,275)	(1,910)
Payments on ATM	(132)	-
Contributions from non-controlling interest	11,852	-
Distributions to non-controlling interest	(3,575)	(5,776)
Net cash provided by financing activities	14,322	7,838

Increase in cash & restricted cash	4,700	2,142
Cash & restricted cash – beginning of period	10,453	10,367
Cash & restricted cash – end of period	$15,153	$12,509

Supplemental Disclosure of Cash Flow Information
Interest paid on debt	685	203
Warrant consideration in relation to convertible notes and revaluation of warrant liability	-	7,648
Notes converted to common stock	-	3,712
Noncash membership distribution accrual	323	456
Warrant consideration in relation to Soluna Cloud	-	314
Fair value consideration for Green Cloud issuance of shares	810	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Segment Information

The following table details revenue, cost of revenues, and other operating costs for the Company’s reportable segments for three months ended June 30, 2025 and 2024, and reconciles to net income (loss) on the consolidated statements of operations:

For the three months ended June 30, 2025

	Cryptocurrency Mining	Data Center Hosting	High- Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$2,861	$3,136	$-	$5,997
Reconciliation of revenue
Demand response revenue (a)				161
Total consolidated revenue				6,158
Less: Segment cost of revenue
Utility costs	1,278	471	-	1,749
Wages, benefits, and employee related costs	203	531	-	734
Facilities and Equipment costs	250	521	-	771
Cost of revenue- depreciation	1,074	512	-	1,586
Other cost of revenue*	148	364	-	512
Total segment cost of revenue	2,953	2,399	-	5,352
General and administrative expenses	40	94	110	244
Impairment on fixed assets	-	12	-	12
Segment operating income (loss)	$(132)	$631	$(110)	$389

For the three months ended June 30, 2024

	Cryptocurrency Mining	Data Center Hosting	High- Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$4,484	$4,898	$-	$9,382
Reconciliation of revenue
Demand response revenue (a)			-	293
				9,675
Less: Segment cost of revenue
Utility costs	1,322	1,363	-	2,685
Wages, benefits, and employee related costs	190	468	-	658
Facilities and Equipment costs	336	323	-	659
Cost of revenue- depreciation	1,065	441	-	1,506
Other cost of revenue*	127	92	-	219
Total segment cost of revenue	3,040	2,687	-	5,727
General and administrative expenses	106	146	58	310
Impairment on fixed assets	-	-	-	-
Segment operating income	$1,338	$2,065	$(58)	$3,345

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss.

*	Other cost of revenue includes insurance, outside service costs and margins, and general costs.

The following table presents the reconciliation of segment operating income (loss) to net income (loss) before taxes:

	For the three months ended June 30,
	2025	2024
Segment operating income	$389	$3,345

Reconciling Items:
Elimination of intercompany costs	381	162
Other revenue (a)	161	293
General and administrative, exclusive of depreciation and amortization (b)	(5,152)	(5,072)
General and administrative, depreciation and amortization	(2,403)	(2,403)
Interest expense	(1,196)	(449)
Loss on debt extinguishment and revaluation, net	-	(5,600)
Loss on sale of fixed assets	(22)	(21)
Other expense, net	(546)	(49)
Net loss before taxes	$(8,388)	$(9,794)

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss

(b)	The reconciling general and administrative expense, exclusive of depreciation and amortization represent corporate and unallocated general and administrative expenses for the three months ended June 30, 2025 and 2024.

The following table details revenue, cost of revenues, and other operating costs for the Company’s reportable segments for six months ended June 30, 2025 and 2024, and reconciles to net income (loss) on the consolidated statements of operations:

For the six months ended June 30, 2025

	Cryptocurrency Mining	Data Center Hosting	High- Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$5,860	$5,538	$28	$11,426
Reconciliation of revenue
Demand response revenue (a)				668
Total consolidated revenue				12,094
Less: Segment cost of revenue
Utility costs	2,690	861	-	3,551
Wages, benefits, and employee related costs	421	1,001	7	1,429
Facilities and Equipment costs	457	886	-	1,343
Cost of revenue- depreciation	2,147	913	-	3,060
Other cost of revenue*	288	508	-	796
Total segment cost of revenue	6,003	4,169	7	10,179
General and administrative expenses	55	175	269	499
Impairment on fixed assets	-	12	-	12
Segment operating income (loss)	$(198)	$1,182	$(248)	$736

For the six months ended June 30, 2024

	Cryptocurrency Mining	Data Center Hosting	High- Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$10,880	$10,176	$-	$21,056
Reconciliation of revenue
Demand response revenue (a)			-	1,168
				22,224
Less: Segment cost of revenue
Utility costs	2,699	2,720	-	5,419
Wages, benefits, and employee related costs	381	927	-	1,308
Facilities and Equipment costs	511	622	-	1,133
Cost of revenue- depreciation	2,152	877	-	3,029
Other cost of revenue*	304	309	-	613
Total segment cost of revenue	6,047	5,455	-	11,502
General and administrative expenses	107	153	58	318
Impairment on fixed assets	130	-	-	130
Segment operating income (loss)	$4,596	$4,568	$(58)	$9,106

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss.

*	Other cost of revenue includes insurance, outside service costs and margins, and general costs.

The following table presents the reconciliation of segment operating income (loss) to net income (loss) before taxes:

	For the six months ended June 30,
	2025	2024
Segment operating income	$736	$9,106

Reconciling Items:
Elimination of intercompany costs	446	322
Other revenue (a)	668	1,168
General and administrative, exclusive of depreciation and amortization (b)	(10,845)	(9,060)
General and administrative, depreciation and amortization	(4,807)	(4,805)
Interest expense	(2,034)	(873)
Gain (loss) on debt extinguishment and revaluation, net	551	(8,698)
Loss on sale of fixed assets	(22)	(21)
Other expense, net	(860)	(25)
Net loss before taxes	$(16,167)	$(12,886)

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss

(b)	The reconciling general and administrative expense, exclusive of depreciation and amortization represent corporate and unallocated general and administrative expenses for the six months ended June 30, 2025 and 2024.

Gross Profit Breakout:

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the three months ended June 30, 2025:

	Soluna Digital
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Dorothy 2	Project Sophie	Other	Total

Cryptocurrency mining revenue	$2,861	$-	$-	$-	$-	$2,861
Data hosting revenue	-	1,653	210	1,273	-	3,136
Demand response services	-	-	-	-	161	161
Total revenue	2,861	1,653	210	1,273	161	6,158

Cost of cryptocurrency mining, exclusive of depreciation	1,767	-	-	-	-	1,767
Cost of data hosting revenue, exclusive of depreciation	-	851	346	420	-	1,617
Cost of high-performance computing service revenue	-	-	-	-	-	-
Cost of cryptocurrency mining revenue- depreciation	1,074	-	-	-	-	1,074
Cost of data hosting revenue- depreciation	-	274	136	102	-	512
Total cost of revenue	2,841	1,125	482	522	-	4,970
Gross profit (loss)	$20	$528	$(272)	$751	$161	$1,188

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the three months ended June 30, 2024:

	Soluna Digital
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Total

Cryptocurrency mining revenue	$4,484	$-	$-	$-	$4,484
Data hosting revenue	-	3,567	1,331	-	4,898
Demand response services	-	-	-	293	293
High-performance computing services	-	-	-	-	-
Total revenue	4,484	3,567	1,331	293	9,675

Cost of cryptocurrency mining, exclusive of depreciation	1,883	-	-	-	1,883
Cost of data hosting revenue, exclusive of depreciation	-	1,758	418	-	2,176
Cost of high-performance computing service revenue	-	-	-	-	-
Cost of cryptocurrency mining revenue- depreciation	1,065	-	-	-	1,065
Cost of data hosting revenue- depreciation	-	290	151	-	441
Total cost of revenue	2,948	2,048	569	-	5,565
Gross profit	$1,536	$1,519	$762	$293	$4,110

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the six months ended June 30, 2025:

		Soluna Digital					Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Dorothy 2	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$5,860	$-	$-	$-	$-	$5,860	$-	$5,860
Data hosting revenue	-	3,024	210	2,304	-	5,538	-	5,538
Demand response services	-	-	-	-	668	668	-	668
High-performance computing services	-	-	-	-	-	-	28	28
Total revenue	5,860	3,024	210	2,304	668	12,066	28	12,094

Cost of cryptocurrency mining, exclusive of depreciation	3,721	-	-	-	-	3,721	-	3,721
Cost of data hosting revenue, exclusive of depreciation	-	1,736	416	793	-	2,945	-	2,945
Cost of high-performance computing service revenue	-	-	-	-	-	-	7	7
Cost of cryptocurrency mining revenue- depreciation	2,147	-	-	-	-	2,147	-	2,147
Cost of data hosting revenue- depreciation	-	569	137	207	-	913	-	913
Total cost of revenue	5,868	2,305	553	1,000	-	9,726	7	9,733
Gross (loss) profit	$(8)	$719	$(343)	$1,304	$668	$2,340	$21	$2,361

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the six months ended June 30, 2024:

	Soluna Digital					Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$10,880	$-	$-	$-	$10,880	$-	$10,880
Data hosting revenue	-	7,108	3,068	-	10,176	-	10,176
Demand response services	-	-	-	1,168	1,168	-	1,168
High-performance computing services	-	-	-	-	-	-	-
Total revenue	10,880	7,108	3,068	1,168	22,224	-	22,224

Cost of cryptocurrency mining, exclusive of depreciation	$3,724	-	-	-	3,724	-	3,724
Cost of data hosting revenue, exclusive of depreciation	-	3,495	931	1	4,427	-	4,427
Cost of high-performance computing service revenue	-	-	-	-	-	-	-
Cost of cryptocurrency mining revenue- depreciation	2,152	-	-	-	2,152	-	2,152
Cost of data hosting revenue- depreciation	-	575	302	-	877	-	877
Total cost of revenue	5,876	4,070	1,233	1	11,180	-	11,180
Gross profit	$5,004	$3,038	$1,835	$1,167	$11,044	$-	$11,044

EBITDA and Adjusted EBITDA Tables:

Reconciliations of EBITDA and Adjusted EBITDA to net loss, the most comparable GAAP financial metric, for historical periods are presented in the table below:

(Dollars in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net loss	$(7,780)	$(9,145)	$(15,134)	$(11,689)
Interest expense	1,196	449	2,034	873
Income tax benefit	(608)	(649)	(1,033)	(1,197)
Depreciation and amortization	3,989	3,909	7,868	7,834
EBITDA	(3,203)	(5,436)	(6,265)	(4,179)

Adjustments: Non-cash items

Stock-based compensation costs	1,942	1,368	3,789	2,029
Loss on sale of fixed assets	22	21	22	21
Provision for credit losses	-	244	-	244
Impairment on fixed assets	12	-	12	130
Fair value adjustment on SEPA draws	-	-	118	-
Loss (gain) on debt extinguishment and revaluation, net	-	5,600	(551)	8,698
Adjusted EBITDA	$(1,227)	$1,797	$(2,875)	$6,943

The following table represents the Adjusted EBITDA activity between each three-month period from January 1, 2025 through June 30, 2025.

(Dollars in thousands)	Three months ended March 31, 2025	Three months ended June 30, 2025

Net loss from continuing operations)	$(7,354)	$(7,780)
Interest expense, net	838	1,196
Income tax benefit from continuing operations	(425)	(608)
Depreciation and amortization	3,879	3,989
EBITDA	(3,062)	(3,203)

Adjustments: Non-cash items

Stock-based compensation costs	1,847	1,942
Loss on sale of fixed assets	-	22
Impairment on fixed assets	-	12
Fair value adjustment on SEPA draws	118	-
Gain on debt extinguishment and revaluation, net	(551)	-
Adjusted EBITDA	$(1,648)	$(1,227)

The following table represents the Adjusted EBITDA activity between each three-month period from January 1, 2024 through December 31, 2024.

(Dollars in thousands)	Three months ended March 31, 2024	Three months ended June 30, 2024	Three months ended September 30, 2024	Three months ended December 31, 2024

Net loss from continuing operations	$(2,544)	$(9,145)	$(8,093)	$(38,518)
Interest expense, net	424	449	821	833
Income tax benefit from continuing operations	(548)	(649)	(547)	(743)
Depreciation and amortization	3,926	3,909	3,916	3,889
EBITDA	1,258	(5,436)	(3,903)	(34,539)

Adjustments: Non-cash items

Stock-based compensation costs	661	1,368	1,257	2,025
Loss on sale of fixed assets	1	21	-	9
Provision for credit losses	-	244	367	149
Convertible note inducement expense	-	-	-	388
Placement agent release expense	-	-	-	1,000
Loss on contract	-	-	-	28,593
Impairment on fixed assets	130	-	-	-
Loss (gain) on debt extinguishment and revaluation, net	3,097	5,600	(1,203)	(145)
Adjusted EBITDA	$5,147	$1,797	$(3,482)	$(2,520)